UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) December 23, 2010

SPECTRUM GROUP INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11988	22-2365834
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

18061 Fitch Irvine, CA 92614 (Address of Principal Executive Offices) (Zip Code)

(949) 955-1250
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Bowers & Merena Auctions, LLC (B&M”), a Delaware limited liability company and a wholly owned subsidiary of Spectrum Group International, Inc. (“SGI”), entered into two separate Contribution and Assumption Agreements (collectively, the “Contribution Agreements”) with Stack's-Bowers Numismatics, LLC, a Delaware limited liability company (“LLC”), and Stack's, LLC, a Delaware limited liability company (“Stack's”). Under the terms of the Contribution Agreements, at the closing B&M will contribute substantially all of its operating assets (excluding inventory, accounts receivable and other specified assets) plus cash in the amount of $3,760,000 to the LLC in exchange for a 51% membership interest in the LLC, and Stack's will contribute substantially all of its operating assets (excluding inventory, accounts receivable and other specified assets) to the LLC plus $490,000 in cash in exchange for a 49% membership interest in the LLC and cash in the amount of $3,250,000. Both B&M and Stack's are engaged in the business of selling at retail coins, paper money and other numismatic collectibles and the business of conducting auctions of coins, paper money and other numismatic collectibles.

The closing, which is subject to the satisfaction of certain conditions, is expected to take place on or about January 3, 2011. From and after the closing, the business formerly conducted by B&M and Stack's will be conducted through the LLC.

At the closing, B&M and Stacks will enter into an Operating Agreement, which will govern the operation of the LLC. The LLC has an indefinite term, subject to dissolution under certain specified events. Under certain circumstances, between the fourth and sixth anniversaries of the Operating Agreement, the Stack's membership interest may be sold in whole or in part, at an agreed-upon price. If the parties cannot agree, the assets of the LLC may be sold in accordance with certain specified procedures.

As a result of SGI's 51% interest in the LLC and control of its management committee, SGI expects to consolidate the operations of the LLC for financial reporting purposes.

The Operating Agreement provides for various SGI affiliates of the LLC to provide accounting, marketing, IT, management and other services to the LLC, in exchange for specified annual fees. The LLC will also pay to SGI an annual overhead allocation fee. The Operating Agreement provides for loans to be made from the members under certain circumstances.

In addition, at the closing the LLC will enter into distribution agreements with affiliates of B&M and Stack's, including agreements with Spectrum Numismatics International, Inc., A-Mark Precious Metals, Inc. and Stack's. All transactions that are deemed to be “related party” transactions will be required to be approved by the Audit Committee of the Board of Directors of SGI.

The foregoing discussion is qualified by reference to the full text of the Contribution Agreements and the form of Operating Agreement, which are filed as exhibits to this report on Form 8-K and are incorporated herein by reference in their entirety.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

10.1    Contribution and Assumption Agreement, dated as of December 22, 2010, among Bowers & Merena Auctions LLC, Stack's-Bowers Numismatics, LLC and Stack's, LLC.

10.2    Contribution and Assumption Agreement, dated as of December 22, 2010, among Bowers & Merena Auctions LLC, Stack's-Bowers Numismatics, LLC and Stack's, LLC.

99.1     Press release, dated December 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2010

SPECTRUM GROUP INTERNATIONAL, INC.

        By:/s/ Carol Meltzer
    Name: Carol Meltzer
Title: General Counsel and Secretary